Exhibit 99.1

Assurant Further Aligns Strategic Focus on Market-leading Lifestyle and Housing Businesses

Strengthens Position as Leading Mobile Device Lifecycle Provider
with Acquisition of HYLA Mobile
Initiates Review of Strategic Alternatives for Global Preneed

NEW YORK, Oct. 28, 2020 -- Assurant (NYSE: AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today announced its decision to focus resources on its market-leading lifestyle and housing portfolio to capitalize on the attractive growth opportunities resulting from the convergence of the connected mobile device, car and home. To this end, the company signed a definitive agreement to acquire HYLA Mobile, a leading provider of smartphone software and trade-in and upgrade services, in a transaction valued at approximately $325 million. In parallel, Assurant announced that it initiated a process to evaluate strategic alternatives, including a potential sale, for its Global Preneed business, which provides pre-funded funeral insurance and related services.

“Today’s announcement reinforces our compelling strategic direction of deepening Assurant’s focus on consumers’ connected lifestyles across our lifestyle and housing offerings to create additional shareholder value over time,” said President and CEO Alan Colberg. “Our Connected Living, Global Automotive and multifamily housing businesses represent the greatest opportunity to grow our innovative offerings, provide even more value to our clients and deliver seamless customer experiences. These businesses, combined with our differentiated P&C offerings, such as lender-placed, collectively are expected to sustain above-market growth and deliver superior cash flow with the ability to outperform in any economic cycle.”

“Acquiring HYLA will solidify Assurant as a leading provider of mobile device lifecycle solutions by scaling our trade-in and upgrade offerings, adding new capabilities and providing a complementary client base, including the largest mobile carriers, retailers and OEMs in North America and Japan,” continued Colberg. “This is particularly important given the emergence of 5G and anticipated increase in consumer demand for mobile trade-in programs.”

Strengthening Mobile Fee-based Services with Acquisition of HYLA

HYLA has delivered double-digit growth during the past three years. Their business model leverages a unique software-as-a-service (SaaS) approach and patented technology to drive device trade-in and upgrade programs, processing and disposition. HYLA also helps improve trade-in adoption by making it easy for consumers to get an offer for their mobile device without an in-person inspection. Combined, both organizations’ trade-in and upgrade programs will further sustainability practices by extending the life of mobile devices, servicing more than 30 trade-in or upgrade programs globally and 14 million devices annually.

Assurant has valued the business at a transaction multiple of low-teens forward EBITDA, reflecting HYLA’s strong franchise including expected growth from existing clients and the 5G upgrade and trade-in cycle. The transaction is expected to close by the end of 2020, subject to regulatory and other customary closing approvals. Funding will be sourced through a combination of existing cash at the holding company and new debt to be issued before closing to optimize the company’s capital structure.

Teneo Capital LLC is serving as financial advisor to Assurant with Davis Polk & Wardwell serving as legal advisor. Baird is serving as financial advisor to HYLA with Haynes and Boone serving as legal advisor.

Exploring Strategic Alternatives for Global Preneed

In parallel, the company is exploring a range of strategic alternatives for Global Preneed, including the possible sale of the business, to focus on opportunities within the broader lifestyle and housing portfolio. With more than 2 million policyholders, Preneed is a global leader in pre-funded funeral insurance and other preneed solutions that help families prepare for final expenses. The business has been servicing its clients and their customers for more than 60 years and has had an exclusive relationship with Service Corporation International, the largest funeral provider in North America based on total revenues, for the last 22 years. Preneed combines a track record of delivering consistent growth in earnings with attractive future growth opportunities within the senior services market. The business has a lower risk profile than traditional life businesses, with a high-quality asset base of $6 billion to support its liabilities.

“Our Global Preneed business has a compelling strategy, executed by talented employees and generates attractive returns and cash flow. We expect the evaluation of strategic alternatives for Preneed will generate interest from other potential owners and allow us to unlock significant value as this asset has been undervalued as part of Assurant’s overall portfolio,” Colberg continued. “This will enable us to put an even sharper focus on growth opportunities across our lifestyle and housing solutions, including our differentiated risk offerings, that are driving the highest returns at a time when the world is connecting at an accelerating pace.”

Goldman Sachs is serving as financial advisor to Assurant to assist in the exploration of strategic alternatives for its pre-funded funeral insurance business.

The company expects to complete its three-year $1.35 billion capital return objective to shareholders in 2021, mainly from the cash flows generated by the Global Lifestyle and Global Housing businesses, as planned. Any proceeds from a Preneed transaction would support growth and fund investments in the business, with excess capital expected to be returned to shareholders over time, while also maintaining investment grade ratings.

Third Quarter 2020 Financial Results

Assurant will report third quarter 2020 results on Monday, November 2nd. In connection with the preparation of the third quarter 2020 financial statements, the company expects to record a goodwill impairment charge of approximately $136 million related to the Global Preneed segment given its decision to explore strategic alternatives. The low interest rate environment has raised Global Preneed’s book value by increasing accumulated other comprehensive income (AOCI) through net unrealized gains. As a result, the fair value of the segment is now lower than the book value and goodwill is considered impaired. This non-cash charge will be included in the company’s third quarter 2020 net income.

The segment will show a balance of $312 million of estimated GAAP equity, on its third quarter balance sheet, reflecting the impairment. The estimated segment equity also excludes $639 million of AOCI associated with the Global Preneed legal entities.

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

About HYLA
HYLA Mobile is a leading provider of mobile device returns management, diagnostics and reuse solutions, backed by leading growth investors and funds including Kleiner Perkins, Silver Lake Kraftwerk, OpenAir Equity Partners, RRE Ventures, SJF Ventures and NGEN Partners. Since its founding in 2009, HYLA has worked to develop technology and solutions that extend the lifecycle of mobile devices to build economic opportunity and enable information access for new users, while helping to protect our planet. HYLA’s leadership in promoting Circular Economy was recently recognized by the World Economic Forum by naming HYLA as a finalist for the prestigious Circulars Award and listing it among the top 10 companies promoting circular economy globally. Pitchbook named HYLA as one of the most valuable startups in the country in 2019.

HYLA partners with leading mobile operators, retailers, OEMs, insurers, and online brands to provide lifecycle management for used mobile devices. HYLA extends the life of these devices to consumers around the world, providing access to affordable, high-quality wireless technology in developed and emerging markets and also helps to lower the cost of insurance programs.
Learn more at hylamobile.com.
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Media Contact:
Linda Recupero
Senior Vice President, Enterprise Communication
201.519.9773
linda.recupero@assurant.com
Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations
201.788.4324
suzanne.shepherd@assurant.com
Sean Moshier
Assistant Vice President, Investor Relations
914.204.2253

sean.moshier@assurant.com

Safe Harbor Statement

Some of the statements included in this news release, particularly those with respect to the proposed HYLA Mobile acquisition and process to explore strategic alternatives for Global Preneed, including the company’s financing plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The company does not have a definitive timetable to complete its review of strategic alternatives for Global Preneed and there can be no assurance that any such process will result in a transaction.

You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For a detailed discussion of the factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.

In addition, certain statements in this news release reference certain financial data of HYLA, which have been derived from HYLA’s financial statements, records and other information made available to Assurant’s management team.